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                          BROWN & WOOD LLP

                       ONE WORLD TRADE CENTER
                      NEW YORK, NEW YORK 10048

                     TELEPHONE: (212) 839-5300
                     FACSIMILE: (212) 839-5599




                                                        July 27, 1999

VIA ELECTRONIC FILING
---------------------
Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Attention:  Division of Investment Management

            Re:  CMA Connecticut Municipal Money Fund
                 of CMA Multi-State Municipal Series Trust
                 Post-Effective Amendment No. 10 to
                 Registration Statement on Form N-1A
                 (File Nos. 33-38833 and 811-5011)
                 -----------------------------------------


Ladies and Gentlemen:

     We have assisted CMA Connecticut Municipal Money Fund of CMA Multi-State Municipal Series Trust in the preparation of the above-captioned Post-Effective Amendment. Pursuant to Rule 485(b)(4) under the Securities Act of 1933, we hereby represent to the Securities and Exchange Commission that, to our knowledge, such Post-Effective Amendment does not contain disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.




                                                Very truly yours,

                                                /s/ Brown & Wood LLP